UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 4, 2007

                              Gilman + Ciocia, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                     000-22996                11-2587324
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)

11 Raymond Avenue, Poughkeepsie, New York                               12603
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (845) 486-0900


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2007 and on September 25, 2007, the Board of Directors (the "Board") of Gilman + Ciocia, Inc. (the "Company") adopted recommendations from the Compensation Committee of the Board (the "Compensation Committee") concerning severance and change of control payments and fiscal year 2008 incentive compensation for: Karen Fisher, Chief Accounting Officer, Carole Enisman, Vice President of Operations, Kathryn Travis, Secretary and Ted H. Finkelstein, Vice President and General Counsel (the "Named Executive Officers"). The following are the recommendations adopted by the Board:

      1. Incentive compensation for each Named Executive Officer will be determined one-third (1/3) based upon the Company's EBIDTA budget for the fiscal year, and two-thirds (2/3) based upon criteria to be established by the Chief Executive Officer. The Named Executive Officer must be employed by the Company on the date that the incentive compensation is paid in order to receive the incentive compensation. Incentive compensation will not be paid to a Named Executive Officer who quits or who is terminated with cause prior to the date of payment. Incentive compensation will be paid to a Named Executive Officer who is terminated on other grounds, including a Named Executive Officer who quits with good reason.

            The EBITDA component of the incentive compensation will be computed ranging from 10% of base salary to 40% of base salary if actual EBITDA results for a fiscal year exceed at least 85% of the EBITDA budgeted for such fiscal year.

      2. Each Named Executive Officer will be entitled to severance equal to one month of base compensation for each year of service of the Named Executive Officer with the Company and/or Prime Financial Services, Inc., a wholly owned subsidiary of the Company, up to a maximum of one year of severance payments. Severance will be conditioned upon the Named Executive Officer's execution of a general release. The severance will be paid as payroll in the normal course of business and not in a lump sum. Health insurance will continue to be provided on the same terms as to other employees during the severance period, through the date that the Named Executive Officer obtains coverage from another insurance company. Severance will not be paid to a Named Executive Officer who quits or who is terminated for cause. Severance will be paid to the Named Executive Officer for all other grounds of termination, including if the Named Executive Officer quits with good reason.

      3. If there is a change of control (voluntary or involuntary), the Named Executive Officer will be paid one year of base compensation in a lump sum. The Committee may recommend to the Board to increase the payment to a maximum of two years of base compensation for selected Named Executive Officers.

      4.    The definition of EBITDA is the following:

            EBITDA shall mean the net income of the Company for the fiscal year, plus an amount which, in the determination of the net income of the Company for such fiscal year, has been deducted for (i) interest expense, (ii) total federal, state, local and foreign income taxes, and (iii) depreciation and amortization expenses. Each of (i) through (iii) shall be calculated in accordance with GAAP. Net income shall mean the net income for such fiscal year as determined in accordance with GAAP. GAAP shall mean United States generally accepted accounting principles. However, for fiscal year 2008, EBIDTA shall exclude the one time impact of income from the debt forgiveness with Met Life Insurance Company of Connecticut.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Gilman + Ciocia, Inc.
                                       -----------------------------------------
                                                     (Registrant)


Date: September 28, 2007               /s/ Ted H. Finkelstein
      ------------------------         -----------------------------------------
                                       Name:  Ted H. Finkelstein
                                       Title: Vice President and General Counsel